INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement (File No. 33-74668) of MFS Variable Insurance Trust of our reports, each dated February 8, 2001, appearing in the annual reports to shareholders of MFS Emerging Growth Series, MFS Capital Opportunity Series, MFS Research Series, MFS Investors Trust Series (formerly known as MFS Growth With Income Series), MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Investors Growth Stock Series (formerly known as MFS Growth Series), MFS Total Return Series, MFS Utilities Series, MFS High Income Series, MFS Global Governments Series, MFS Global Equity Series, MFS Emerging Markets Equity Series, MFS Bond Series, MFS Limited Maturity Series and MFS Money Market Series, for the year ended December 31, 2000. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE, LLP
----------------------
Deloitte & Touche, LLP


Boston, Massachusetts
February 20, 2001